     As filed with the Securities and Exchange Commission on October 11, 2000
                                                        REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           ----------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                           ----------------------------
                         KOSAN BIOSCIENCES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                        ---------------------------------
 DELAWARE                     3832 BAY CENTER PLACE                 94-3217016
(STATE OF INCORPORATION)         HAYWARD, CA 94545            (I.R.S. EMPLOYER
                                   (510) 732-8400       IDENTIFICATION NUMBER)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                        ------------------------------------
                             1996 STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)
                            -------------------------
                          DANIEL V. SANTI, M.D., PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         KOSAN BIOSCIENCES INCORPORATED
                              3832 BAY CENTER PLACE
                                HAYWARD, CA 94545
                                 (510) 732-8400
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                               ---------------------
                                    COPY TO:
                             BLAIR W. STEWART, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


===================================================================================================================================
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                       PROPOSED          PROPOSED

                          TITLE OF                                                     MAXIMUM           MAXIMUM
                         SECURITIES                                  AMOUNT            OFFERING         AGGREGATE        AMOUNT OF

                            TO BE                                    TO BE              PRICE            OFFERING      REGISTRATION
                         REGISTERED                              REGISTERED(1)        PER SHARE           PRICE             FEE

-------------------------------------------------------------- ------------------- ----------------- ----------------- ------------
Common Stock, $.001 par value

   To be issued upon exercise of options under the 1996 Stock
   Option Plan                                                  2,334,048 shares    $  8.62 (2)        $20,115,460.92   $ 5,310.48

   To be issued under the 2000 Employee Stock Purchase Plan       300,000 shares    $ 11.90 (3)        $ 3,570,000      $   942.48

   To be issued upon exercise of options under the 2000
   Non-Employee Director Stock Option Plan                        300,000 shares    $ 14.00 (4)        $ 4,200,000      $ 1,108.80

   TOTAL                                                        2,934,048 SHARES                       $27,885,460.92   $ 7,361.76
============================================================== =================== ================= ================= ============


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(2) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. With respect to the 1,057,341 shares which are subject to outstanding options to purchase Common Stock under the 1996 Stock Option Plan (the "Option Plan"), the Proposed Maximum Offering Price Per Share was estimated pursuant to
     Rule 457(h) under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,057,341 shares subject to outstanding options under the Option Plan is $2.12. With respect to the 1,276,707 shares of Common Stock available for future grant under the Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $14.00, the price per share of the public offering set forth on the cover page of the Company's Prospectus dated October 5, 2000 relating to its initial public offering (the "Market Price"). The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.90 (85% of the Market Price).

(4) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $14.00, the Market Price.

                         KOSAN BIOSCIENCES INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                  (a) The Registrant's Prospectus filed on October 5, 2000 pursuant to Rule 424(b)(4) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) Not applicable

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed September 27, 2000, pursuant to Section 12(g) of the 1934 Act and declared effective on October 4, 2000.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is corporate counsel to the Registrant and has rendered an opinion as to the Common Stock offered hereby. WS Investments, an investment partnership composed of current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, beneficially owns an aggregate of 16,437 shares of the Registrant's Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. However, the Registrant will indemnify a person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant's board. Delaware law provides that directors of a corporation will not be held personally liable for monetary damages for breach of their fiduciary duties as directors, except for breaches of the director's duty of loyalty to Registrant or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and transactions from which a director derives an improper benefit. This limitation of liability does not apply to liabilities arising under the state or federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or recission.

         The Registrant's bylaws provide that it must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's bylaws also permit it to obtain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

         The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in its bylaws. These agreements, among other things, provided that we will indemnify each of its directors and officers for various expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or arising out of their services as one of its directors or officers, any subsidiaries or any other company or enterprise to which he or she provides services at its request. In addition, the Registrant intends to obtain directors' and officers' insurance providing indemnification for its directors and officers. The Registrant believes that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving any of Registrant's directors, officers, employees or agents where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.


     Exhibit Number                                  .........Description

          4.1*            Specimen of Common Stock Certificate

          4.2*            1996 Stock Option Plan

          4.3*            2000 Employee Stock Purchase Plan

          4.4*            2000 Non-Employee Director Stock Option Plan

          5.1             Opinion of Counsel as to legality of securities being registered.

         23.1             Consent of Ernst & Young LLP, Independent Auditors.

         23.2             Consent of Counsel (contained in Exhibit 5.1).

         24.1             Power of Attorney (see Page II-4 of this Registration Statement).
------------------


 * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.

Item 9.           UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 11th day of October 2000.

                         KOSAN BIOSCIENCES INCORPORATED

                         By:      /S/ DANIEL V. SANTI
                                  ------------------------------------
                                  Daniel V. Santi,
                                  Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of Daniel V. Santi and Michael S. Ostrach or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed on October 11, 2000 by the following persons in the capacities indicated.


SIGNATURE                                        TITLE
------------------------------------------------ --------------------------------------------------------------------------

/S/ DANIEL V. SANTI                              Chief Executive Officer and Chairman of the Board of Directors
------------------------------------------------ (Principal Executive Officer)
Daniel V. Santi


/S/ SUSAN M. KANAYA                              Vice President,  Finance and Chief Financial Officer (Principal  Financial
------------------------------------------------ and Accounting Officer)
Susan M. Kanaya


/S/ PETER DAVIS
------------------------------------------------
Peter Davis                                      Director



------------------------------------------------
Jean Deleage                                     Director


/S/ CHAITAN KHOSLA
------------------------------------------------
Chaitan Khosla                                   Director


/S/ CHRISTOPHER WALSH
------------------------------------------------
Christopher Walsh                                Director


/S/ RAYMOND WHITAKER
------------------------------------------------
Raymond Whitaker                                 Director




                                INDEX TO EXHIBITS

           EXHIBIT

            NUMBER                                                DESCRIPTION

------------------------------- --------------------------------------------------------------------------------------

             4.1*               Specimen of Common Stock Certificate

             4.2*               1996 Stock Option Plan.

             4.3*               2000 Employee Stock Purchase Plan.

             4.4*               2000 Non-Employee Director Stock Option Plan.

             5.1                Opinion of counsel as to legality of securities being registered.

            23.1                Consent of Ernst & Young LLP, Independent Auditors.

            23.2                Consent of counsel (contained in Exhibit 5.1).

            24.1                Power of Attorney (see page II-4).

------------------

 * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-33732), which was declared effective on October 4, 2000.